LETTERHEAD
                            WILLKIE FARR & GALLAGHER
                               ONE CITICORP CENTER
                              153 EAST 53RD STREET
                             NEW YORK, NY 10022-4677
                                  212-821-8000

February 28, 1996

Scudder Municipal Trust
Two International Place
Boston, Massachusetts  02110

Re:  Rule 24f-2 Notice
     for Scudder Municipal Trust (the "Trust") for:
     Scudder Managed Municipal Bonds and
     Scudder High Yield Tax Free Fund (the "Funds")
     (Securities Act Registration Statement
     File No. 2-57139) (the "Registration Statement")

Ladies and Gentlemen:

The Trust, a Massachusetts business trust, on behalf of the Funds, is filing with the Securities and Exchange Commission a Rule 24f-2 notice containing the information specified in paragraph (b)(1) of Rule 24f-2 under the Investment Company Act of 1940 (the "Rule"). We understand that the Trust has previously filed a registration statement on N-1A under the Securities Act of 1933 (File No. 2-57139), adopting the declaration authorized by paragraph (a)(1) of the Rule to the effect that an indefinite number of shares of beneficial interest of the Funds (the "Shares") were being registered by such registration statement. The effect of the Rule 24f-2 notice, when accompanied by the filing fee, if any, payable as prescribed by paragraph (c) of the Rule and by this opinion, will be to make definite in number the number of Shares sold by the Funds during the fiscal year ended December 31, 1995 in reliance upon the Rule (the "Rule 24f-2 Shares").

As to the various questions of fact material to the opinion expressed herein we have relied upon and assumed the genuineness of the signatures on, the conformity to originals of, and the authenticity of, all documents, including but not limited to certificates of officers of the Trust, submitted to us as originals or copies, which facts we have not independently verified. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Registration Statement.

Scudder Municipal Trust
February 28, 1996

Page 2


On the basis of the foregoing, and assuming compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities, and assuming further that all of the Rule 24f-2 Shares sold during the fiscal year ended December 31, 1995 were sold in accordance with the terms of each respective Fund's Prospectus and Statement of Additional Information in effect at the time of sale at a sales price in each case in excess of the par value of the Rule 24f-2 Shares, we are of the opinion that such Rule 24f-2 Shares were legally issued, fully paid and non-assessable by each respective Fund. We note, however, that shareholders of a Massachusetts business trust may under certain circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion expressed herein involves the law of the Commonwealth of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of Massachusetts, and where applicable, published cases, rules or regulations of regulatory bodies of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Rule 24f-2 notice.

Very truly yours,


/s/Willkie Farr & Gallagher